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                                                                    EXHIBIT 3.61


                          CERTIFICATE OF INCORPORATION
                                       OF
                          SALEM MEDIA OF GEORGIA, INC.

        The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation under the General Corporation Law of the State of Delaware:

                                   Article I

        The name of the Corporation is SALEM MEDIA OF GEORGIA, INC.

                                   Article II

        The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman St. in the City of Dover and County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                  Article III

        The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

        The total number of shares that the Corporation shall have the authority to issue is 1000 shares of capital stock, $0.01 par value.

                                   Article V

        Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   Article VI

        The Corporation shall have a perpetual existence.
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                                  Article VII

        The name and mailing address of the incorporator is Jonathan L. Block, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

                                  Article VIII

        The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

                                   Article IX

        In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the board of directors of the Corporation is hereby authorized to make, alter and repeal the by-laws of the Corporation.

        The undersigned incorporator hereby acknowledges the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.

        This the 16th day of June, 1999.



                                                /s/ JONATHAN L. BLOCK
                                                --------------------------------
                                                Jonathan L. Block, Incorporator